EXHIBIT 21


                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES


                                  SUBSIDIARIES



                                         State or Country        Percent
      Name of Subsidiary                 of Incorporation         Owned
-----------------------------------      ----------------        -------

Kerr-McGee Oil & Gas Corporation              Delaware             100%
Kerr-McGee Oil (U.K.)PLC                      England              100%
Kerr-McGee Resources (U.K.) Limited           England              100%
Kerr-McGee North Sea (U.K.) Limited           England              100%
Kerr-McGee Chemical LLC                       Delaware             100%
Kerr-McGee L.P. Corporation                   Delaware             100%
Kerr-McGee Oil & Gas Onshore LLC              Delaware             100%


         A number of additional subsidiaries are omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of December 31, 1999.